Exhibit 99.3

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

We derived the following unaudited pro forma condensed combined financial information by applying pro forma adjustments attributable to the Netsmart, Inc. (“Netsmart”) acquisition to our historical condensed consolidated financial statements and the Netsmart financial statements included in this Form 8-K/A. The unaudited condensed combined pro forma balance sheet gives pro forma effect to the Netsmart acquisition as if it had occurred on March 31, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the interim three month period ended March 31, 2016, give effect to the Netsmart acquisition as if it had occurred on January 1, 2015. We describe the assumptions underlying the pro forma adjustments in the accompanying notes to unaudited pro forma condensed combined financial information, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and should not be considered indicative of the results that would have been achieved had the transactions been consummated on the dates or for the periods indicated and do not purport to represent consolidated balance sheet data or statement of operations data or other financial data as of any future date or any future period.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. The unaudited pro forma condensed combined financial information should also be read in conjunction with the historical financial statements of Netsmart for the years ended December 31, 2015, 2014 and 2013 and the interim historical unaudited financial statements of Netsmart for the quarterly period ended March 31, 2016, both of which are included in this Form 8-K/A.

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2016

(In thousands)

	Allscripts Historical	Netsmart Historical	Pro Forma Adjustments		Pro Forma Allscripts and Netsmart Combined
ASSETS
Current assets:
Cash and cash equivalents	$100,116	$2,396			$102,512
Accounts receivable, net	340,091	66,851	(1,366)	(a)	405,576
Prepaid expenses and other current assets	99,127	9,551	(1,469)	(a)	107,209
Total current assets	539,334	78,798	(2,835)		615,297
Fixed assets, net	117,679	20,405	7,014	(b)	145,781
			683	(a)
Intangible assets and capitalized software development costs, net	421,835	88,787	308,918	(c)	819,540
Goodwill	1,222,283	175,977	488,014	(d)	1,886,274
Deferred taxes, net	2,414	0			2,414
Other assets	320,777	4,115			324,892
Total assets	$2,624,322	$368,082	$801,794		$3,794,198

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,530	11,494	(683)	(a)	$82,341
Accrued expenses	56,007	20,737			76,744
Accrued compensation and benefits	37,525	19,281	(19,281)	(e)	37,525
Deferred revenue	365,415	51,898	(22,316)	(f)	393,528
			(1,469)	(a)
Current maturities of long-term debt and capital lease obligations - Allscripts	12,430	0			12,430
Non-recourse current maturities of long-term debt and capital lease obligations - Nathan Holding LLC	0	9,533	13,600	(g)	23,133
Total current liabilities	542,907	112,943	(30,149)		625,701
Long-term debt and capital lease obligations, less current maturities - Allscripts	587,388				587,388
Non-recourse long-term debt and capital lease obligations, less current maturities - Nathan Holding LLC		323,596	249,693	(g)	573,289
Deferred revenue	20,001	6,181	(2,658)	(f)	23,524
Deferred taxes, net	23,267	11,072	136,362	(h)	170,701
Other liabilities	61,492	3,687			65,179
Total liabilities	1,235,055	457,479	353,248		2,045,782
Redeemable convertible non-controlling interest	0	0	359,149	(i)	359,149
Stockholders’ equity (deficit)	1,389,267	(89,397)	89,397	(j)	1,389,267
Total liabilities and stockholders’ equity	$2,624,322	$368,082	$801,794		$3,794,198

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year ended December 31, 2015

(In thousands, except per share data)

	Allscripts Historical	Netsmart Historical	Pro Forma Adjustments		Pro Forma Allscripts and Netsmart Combined
Revenue	$1,386,393	$205,344	$(12,892)	(a)	$1,553,871
			(24,974)	(f)
Costs and expenses:
Cost of revenue	805,828	103,419	(11,953)	(a)	918,052
			8,126	(c)
			12,632	(k)
Research and development	184,791	23,230	(12,632)	(k)	195,389
Selling, general and administrative expenses	363,891	83,932	734	(c)	441,946
			(5,582)	(b)
			(1,029)	(l)
Total costs and expenses	1,354,510	210,581	(9,704)		1,555,387
Income (loss) from operations	31,883	(5,237)	(28,162)		(1,516)
Interest expense	(31,396)	(28,917)	(18,684)	(m)	(78,997)
Other income, net	83	-			83
Income (loss) before income taxes	570	(34,154)	(46,846)		(80,430)
Income tax (provision) benefit	(2,626)	13,102	18,738	(n)	29,214
Net Loss	(2,056)	(21,052)	(28,108)		(51,216)
Net income attributable to non-controlling interest	(170)	-	-		(170)
Accretion of redemption preference on redeemable convertible non-controlling interest	-	-	(41,079)	(i)	(41,079)
Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(2,226)	$(21,052)	$(69,187)		$(92,465)

Loss per share - basic attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.01)				$(0.50)
Loss per share - diluted attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.01)				$(0.50)

Weighted-average shares outstanding:
Basic	185,082				185,082
Diluted	185,082				185,082

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months ended March 31, 2016

(In thousands, except per share data)

	Allscripts Historical	Netsmart Historical	Pro Forma Adjustments		Pro Forma Allscripts and Netsmart Combined
Revenue	$345,558	$52,714	$(2,602)	(a)	$395,670
Costs and expenses:
Cost of revenue	193,660	27,422	(2,360)	(a)	224,038
			3,416	(c)
			1,900	(k)
Research and development	47,037	4,423	(1,900)	(k)	49,560
Selling, general and administrative expenses	92,965	19,917	(2,564)	(o)	110,165
			1,535	(c)
			(1,408)	(b)
			(280)	(l)
Total costs and expenses	333,662	51,762	(1,661)		383,763
Income (loss) from operations	11,896	952	(941)		11,907
Interest expense	(6,969)	(7,423)	(4,457)	(m)	(18,849)
Other expenses, net	(2,237)	-			(2,237)
Income (loss) before income taxes	2,690	(6,471)	(5,398)		(9,179)
Income tax (provision) benefit	(563)	2,661	2,159	(n)	4,257
Net income (loss)	2,127	(3,810)	(3,239)		(4,922)
Net income attributable to non-controlling interest	(78)	-	-		(78)
Accretion of redemption preference on redeemable convertible non-controlling interest	-	-	(11,371)	(i)	(11,371)
Net income (loss) attributable to Allscripts Healthcare Solutions, Inc. stockholders	$2,049	$(3,810)	$(14,610)		$(16,371)

Earnings (loss) per share - basic attributable to Allscripts Healthcare Solutions, Inc. stockholders	$0.01				$(0.09)
Earnings (loss) per share - diluted attributable to Allscripts Healthcare Solutions, Inc. stockholders	$0.01				$(0.09)

Weighted-average shares outstanding:
Basic	188,561				188,561
Diluted	190,741				190,741

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Allscripts Healthcare Solutions, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands)

1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition of Netsmart, (2) factually supportable, and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the acquisition.

The Netsmart acquisition is being accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. As the acquirer for accounting purposes, we have estimated the fair value of Netsmart’s assets acquired and liabilities assumed. The unaudited pro forma condensed combined financial statements reflect our preliminary estimates of the allocation of the purchase price of Netsmart and other pro forma adjustments, as described below, which are based on available information and certain assumptions which we believe are reasonable but subject to change. We are in the process of completing our assessment of fair values for identifiable tangible and intangible assets, and liabilities assumed; therefore, the values set forth below are subject to adjustment during the measurement period for such activities as estimating the useful lives of long-lived assets and finite lived intangibles and finalizing the working capital adjustment. In our opinion, all adjustments that are necessary to fairly present the pro forma information have been made.

The unaudited pro forma condensed combined financial statements do not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions, or other restructurings that could result from the Netsmart acquisition.

2. Aggregate Purchase Price

The acquisition of Netsmart by Nathan Holding LLC was completed for an aggregate consideration of $937 million. The purchase price was funded by the sources of funds as described in the table below. The Nathan Holding LLC term loans are non-recourse to Allscripts and its wholly-owned subsidiaries. A portion of the debt proceeds were used to extinguish Netsmart’s existing debt of $325 million, which includes accrued interest and fees of $2 million. The sources of funds used in connection with the Netsmart acquisition are reflected in the unaudited pro forma condensed combined balance sheet as follows:

Cash contribution and exchange of Netsmart common stock for redeemable convertible non-controlling interest in Nathan Holding LLC - GI Partners	$332,695
Cash contribution and exchange of Netsmart common stock for redeemable convertible non-controlling interest in Nathan Holding LLC - Netsmart management	$26,454
Cash contribution from borrowings under revolver in exchange for common stock in the Nathan Holding LLC - Allscripts	43,782
Net borrowings under new term loans - Nathan Holding LLC	534,135
Total funds used for the acquisition	$937,066

3. Preliminary Aggregate Purchase Price Allocation

We have performed a preliminary valuation analysis as of the acquisition date of April 19, 2016 of the fair value of Netsmart’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Cash and cash equivalents	$5,982
Accounts receivable, net	54,510
Prepaid expenses and other current assets	9,276
Fixed assets	26,829
Intangible assets and capitalized software development costs, net	397,485
Goodwill	627,119
Other assets	6,542
Accounts payable	(14,159)
Accrued expenses	(11,293)
Deferred revenue	(23,206)
Capital lease obligations	(17,833)
Deferred taxes, net	(120,513)
Other liabilities	(3,673)
Total consideration	$937,066

4. Pro Forma Adjustments

(a)	Reflects the elimination of the impact of historical transactions between Allscripts and Netsmart.
(b)

Reflects the adjustment to increase the basis in the acquired fixed assets to estimated fair value. The estimated remaining useful lives range from 2-5 years with a weighted-average estimated useful life of 4.5 years. The following table summarizes the changes in the estimated depreciation expense:

	Year ended December 31, 2015	Three Months ended March 31, 2016
Estimated depreciation expense	$6,093	$1,523
Less: Historical depreciation expense	(11,675)	(2,931)
Pro forma adjustments to depreciation expense	$(5,582)	$(1,408)

(c)

Reflects the adjustment of Netsmart’s historical intangible assets acquired to their estimated fair values. As part of the preliminary valuation analysis, we identified intangible assets, including technology, trade names, and customer relationships. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. The following table summarizes the estimated fair values of Netsmart’s identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2015 Amortization Expense	Three Months ended March 31, 2016 Amortization Expense
Technology	$143,000	10-12 years	$20,758	$5,316
Corporate Trademark	27,000	indefinite	-	-
Product Trademarks	8,500	10 years	758	198
Customer Relationships	219,000	12-20 years	8,206	3,426
Total	$397,500		$29,722	$8,940

Less: Historical amortization expense - Technology			(12,632)	(1,900)
Less: Historical amortization expense - Customer Relationships and Other			(8,230)	(2,089)

Pro forma adjustments to amortization expense - Technology			$8,126	$3,416
Pro forma adjustments to amortization expense - Customer Relationships and Other			$734	$1,535

Estimated future amortization expenses for the definite-lived intangible assets is as follows:

Year ended December 31,
Year 2 after acquisition	$35,762
Year 3 after acquisition	41,466
Year 4 after acquisition	41,022
Year 5 after acquisition	39,688
Year 6 after acquisition	35,894
Total	$193,832
(d)

Reflects adjustment to remove Netsmart’s historical goodwill and record goodwill associated with the acquisition of Netsmart of $664 million. This amount is different from the goodwill amount shown in Note 3 above, since it is based on the assumption that the acquisition occurred on March 31, 2016 for purposes of the pro forma presentation.

(e)	Adjustment to eliminate the accrued compensation related to outstanding Netsmart liability-classified equity-based awards, which were paid out by Nathan Holding LLC as part of the acquisition.
(f)

Represents the estimated adjustment to decrease the assumed deferred revenue obligations to fair value. The fair value was determined based on the estimated costs to fulfill the remaining performance obligations plus a normal profit margin. After the acquisition, this adjustment will have a continuing impact and will reduce revenue related to the assumed performance obligations as these obligations are satisfied.

(g)

Reflects the new debt incurred to finance the acquisition of Netsmart, minus the effects of extinguishing Netsmart’s outstanding debt upon the completion of the acquisition. The new borrowings incurred by the Nathan Holding LLC are non-recourse to Allscripts and its wholly-owned subsidiaries. The net increase to debt includes:

Borrowings under revolver - Allscripts	43,782
Borrowings under new first lien term loan - Nathan Holding LLC	395,000
Borrowings under new second lien term loan - Nathan Holding LLC	167,000
Repayment of existing Netsmart debt	(323,000)
Debt issuance costs related to new borrowings - Nathan Holding LLC	(27,865)
Write-off of net debt issuance costs related to prior credit facility - Netsmart	8,376
Net increase in borrowings related to the acquisition	263,293

Repayment of existing Netsmart short-term debt	(2,200)
Current maturities of new borrowings - Nathan Holding LLC	15,800
Net increase in short-term borrowings	13,600

Net increase in long-term borrowings	249,693
(h)

Adjusts the deferred tax liabilities resulting from the acquisition of Netsmart. The estimated increase in deferred tax liabilities stems primarily from the non-deductible fair value adjustments to intangible assets, fixed assets and deferred revenue, based on an estimated tax rate of 40%.

(i)

The redeemable convertible non-controlling interest of $359 million is comprised of $333 million of Class A Preferred Units in Nathan Holding LLC issued to GI Partners in exchange for a cash contribution of $338 million, which was reduced by $5 million of GI Partners expenses paid by Nathan Holding LLC, and of $26 million of Class A Preferred Units in Nathan Holding LLC issued to Netsmart’s management as part of the management rollover.

The Nathan Holding LLC operating agreement provides that the Class A Preferred Units entitle the owners at any time and from time to time following the later of (A) the earlier of (I) the fifth anniversary of the effective date and (II) a change in control of Allscripts, and (B) the earlier of (I) the payment in full of the obligations under the credit facilities and the termination of any commitments thereunder or (II) with respect to any proposed redemption, such earlier date for such redemption consented to in writing by the required lenders under each of the credit facilities under which obligations remain unpaid or under which commitments continue, to redeem all or any portion of their Class A Preferred Units for cash at a price per Unit equal to the Class A Preferred liquidation preference for each such Class A Preferred Unit as of the date of such redemption. The liquidation preference is equal to the greater of (i) a return of the original issue price plus a preferred return (accruing on a daily basis at the rate of 11% per annum and compounding annually on the last day of each calendar year) or (ii) the as-converted value of Class A Common Units in Nathan Holding LLC. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the interim three month period ended March 31, 2016, give effect to the accretion of the 11% redemption preference and the accretion of the original issue costs of $5 million as part of the calculation of net income (loss) attributable to Allscripts stockholders. The total accretion amounts equal $41 million and $11 million, respectively, for the year ended December 31, 2015 and the interim three month period ended March 31, 2016.

(j)	Represents the elimination of the historical equity of Netsmart.
(k)	Reflects the reclassification of the historical Netsmart amortization of technology from research and development expenses to cost of revenue in order to conform to Allscripts presentation.
(l)	Reflects the elimination of the impact of the annual management fee paid by Netsmart to its former parent, plus direct expenses incurred, which was terminated following the acquisition of Netsmart.

(m)	Represents the net increase to interest expense resulting from interest on the new debt incurred to finance the acquisition of Netsmart and the amortization of related debt issuance costs, as follows:

	Year ended December 31, 2015	Three Months ended March 31, 2016
Elimination of historical debt-related interest expense and amortization of net debt issuance costs - Netsmart	26,721	6,900
Interest expense on new first lien term loan - Nathan Holding LLC	(22,713)	(5,678)
Interest expense on new second lien term loan - Nathan Holding LLC	(17,535)	(4,384)
Interest expense on revolver borrowings - Allscripts	(954)	(239)
Amortization of new discount and debt issuance costs - Nathan Holding LLC	(4,203)	(1,056)
Pro forma adjustments to interest expense	$(18,684)	$(4,457)

An eight point (0.08%) change in the variable interest rates of the borrowings by Allscripts and Nathan Holding LLC to finance the Netsmart acquisition would result in a $0.3 million and $0.1 million annual approximate change in net income for the year ended December 31, 2015 and the interim three month period ended March 31, 2016, respectively.

(n)	Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory rate of 40%.
(o)	Reflects adjustment to remove costs we incurred during the three months ended March 31, 2016 in connection with the Netsmart acquisition.